                                                                   Exhibit 10.52

                     FIRST AMENDMENT TO AMENDED AND RESTATED
                     ---------------------------------------
                           GUARANTY OF PAYMENT OF DEBT
                           ---------------------------

         This FIRST AMENDMENT TO AMENDED AND RESTATED GUARANTY OF PAYMENT OF DEBT (this "First Amendment to Guaranty") is made and entered into as of this 9th day of August, 2000 by and among FOREST CITY ENTERPRISES, INC., an Ohio corporation (the "Guarantor"), KEYBANK NATIONAL ASSOCIATION, as Administrative Agent (the "Administrative Agent"), NATIONAL CITY BANK, as Syndication Agent (the "Syndication Agent" and, together with the Administrative Agent, the "Agents") and the banks from time to time party hereto (the "Banks"),

                              W I T N E S S E T H;

         WHEREAS, Forest City Rental Properties Corporation (the "Borrower"), the Banks, other than LaSalle Bank N.A. (the "Original Banks"), and the Agents previously entered into a certain Amended and Restated Credit Agreement dated as of June 25, 1999 (the "Original Credit Agreement"); and

         WHEREAS, the Banks required, as a condition to entering into the Original Credit Agreement, that the Guarantor execute and deliver to the Agents and the Original Banks a certain Amended and Restated Guaranty of Payment of Debt, dated June 25, 1999 (the "Guaranty") and the Guarantor agreed to and did execute and deliver the Guaranty to the Agents and the Original Banks; and

         WHEREAS, the Borrower and the Guarantor have requested that the Banks and the Agents agree to certain amendments to the Original Credit Agreement and to the Guaranty; and

         WHEREAS, the Borrower, the Banks and the Agents have entered into a First Amendment to Amended and Restated Credit Agreement dated as of the date hereof (together with the Original Credit Agreement, the "Credit Agreement"), that requires as one its conditions that the Guarantor enter into this First Amendment to Guaranty.

         NOW, THEREFORE, it is mutually agreed as follows:

         1. AMENDMENT TO SECTION 9.8 OF THE GUARANTY. Section 9.8 of the Guaranty shall be amended by deleting it in its entirety and replacing it with the following:

            9.8 EBDT. The Guarantor will not suffer or permit its EBDT in each case for the four (4) consecutive quarters ending on each January 31, April 30, July 31 and October 31 to be less than the amount set forth below for the respective period set forth below:

                      Period                                        EBDT
                      ------                                        ----

             From July 31, 2000 through
             the remainder of fiscal year 2000                 $105,000,000

             Fiscal year 2001                                  $110,000,000

             Fiscal year 2002                                  $115,000,000

             Fiscal year 2003                                  $120,000,000

             Fiscal year 2004                                  $125,000,000

             Fiscal year 2005                                  $130,000,000

             Fiscal year 2006                                  $135,000,000

             Fiscal year 2007                                  $140,000,000


         2. AMENDMENT TO SECTION 9.9 OF THE GUARANTY. Section 9.9 of the Guaranty shall be amended by deleting it in its entirety and replacing it with the following:

            9.9 COMBINATIONS, BULK TRANSFERS; NO PLEDGE. No Restricted Company will be a party to any consolidation or merger or lease, sell or otherwise transfer all or any substantial part of its assets or sell, pledge, hypothecate or transfer its stock or other ownership interests in any Subsidiary; PROVIDED that this Section 9.9 shall not apply to any transfer (as opposed to a pledge) effected in the normal course of business on commercially reasonable terms and PROVIDED, FURTHER, that a Restricted Company shall only be permitted to pledge its stock or other ownership interests in any of its Subsidiaries to secure (a) additional or mezzanine indebtedness incurred with respect to a project encumbered by a first mortgage at the time such additional or mezzanine indebtedness is incurred, so long as such additional or mezzanine indebtedness is permitted under Section 9.10 of this Guaranty, or (b) primary indebtedness incurred solely for the purpose of acquiring real property or for construction, PROVIDED, that (i) with respect to the indebtedness described in subsection (a) above, the sum of the then existing indebtedness PLUS such additional or mezzanine indebtedness does not exceed eighty percent (80%) of the appraised value of the project at the time such additional or mezzanine indebtedness is incurred, (ii) with respect to the indebtedness described in subsection
         (b) above, such primary indebtedness does not exceed one hundred percent (100%) of the appraised value of the property being acquired at the time of such financing, (iii) such pledges of stock or other ownership interests may be made with respect to no more than fifteen
         (15) individual properties, collectively with the Borrower, all its Subsidiaries and all Restricted Companies at any one time, exclusive of the properties set forth on Schedule 9.9A of this Guaranty, and (iv) the aggregate of all such additional, mezzanine or primary indebtedness for which such a pledge will be provided by a Restricted Company does not exceed Two Hundred Million Dollars

         ($200,000,000) in the aggregate for all pledges provided by the Restricted Companies, the Borrower and its Subsidiaries, taken together.

         Guarantor will deliver to the Agents a schedule, in the form of
         Schedule 9.9 attached hereto, listing all of the properties as to which a pledge of stock or other ownership interests has been provided to a lender in accordance with this Section 9.9 within twenty (20) days of any property being added or deleted from such Schedule 9.9.

         3. AMENDMENT TO SECTION 9.10 OF THE GUARANTY. Section 9.10 of the Guaranty shall be amended by deleting the beginning of the sentence up to the first proviso and replacing it with the following:

            No Restricted Company will create, assume or suffer to exist any indebtedness for borrowed money, any Funded Indebtedness of any kind including, but not limited to, leases required to be capitalized under Financial Accounting Standards Board Standard No. 13 or any reimbursement obligations or other liabilities with respect to letters of credit issued for any Restricted Company's account; . . .

         4. AMENDMENT TO SECTION 9.12 OF THE GUARANTY. Section 9.12 of the Guaranty shall be amended by:

            a. deleting the word "or" at the end of subsection (h);

            b. deleting the period at the end of subsection (i) and adding a comma at the end of subsection (i);

            c. adding the following subsection (j):

                   (j) the guaranty by Guarantor of the obligations of Forest
               City Southpark II, Inc. located in Los Angeles, California, with respect to the issuance of Multifamily Housing Revenue Refunding Tax-Exempt Bond Series 2000 in the original principal amount of Twenty Eight Million Four Hundred Thousand Dollars ($28,400,000), PROVIDED that such guaranty obligations shall be fully subordinated by written agreement, in form and substance satisfactory to the Banks, to the obligations of Guarantor under this Guaranty, which written agreements shall include, among other things, terms providing that such subordinated guaranty obligations (A) shall be unsecured, (B) shall have a maturity date of at least four (4) years beyond the maturity date of the Revolving Loans, including all extensions thereof and including the term of any Term Loans made upon the Termination Date, (C) shall be subject to a payment blockage for so long as an Event of Default caused by a violation of Section 3 of this Guaranty has occurred and is continuing and a payment blockage period of at least one hundred seventy nine (179) days if any other Event of Default has occurred and is continuing under this Guaranty; (D) shall consist solely of a covenant to pay such subordinated guaranty obligations and no other material covenants, financial or otherwise; or

               and

            d. adding the following subsection (k):

                   (k) the guaranty by Guarantor of the obligations of Franklin
               Town Towers Associates located in Philadelphia, Pennsylvania, with respect to Museum Towers, in the original principal amount of Twenty Million Four Hundred Thousand Dollars ($20,400,000), PROVIDED that such guaranty obligations shall be fully subordinated by written agreement, in form and substance satisfactory to the Banks, to the obligations of Guarantor under this Guaranty, which written agreements shall include, among other things, terms providing that such subordinated guaranty obligations (A) shall be unsecured, (B) shall have a maturity date of at least four (4) years beyond the maturity date of the Revolving Loans, including all extensions thereof and including the term of any Term Loans made upon the Termination Date, (C) shall be subject to a payment blockage for so long as an Event of Default caused by a violation of Section 3 of this Guaranty has occurred and is continuing and a payment blockage period of at least one hundred seventy nine (179) days if any other Event of Default has occurred and is continuing under this Guaranty; (D) shall consist solely of a covenant to pay such subordinated guaranty obligations and no other material covenants, financial or otherwise.

         5. AMENDMENT TO SECTION 9.13(a) OF THE GUARANTY. Section 9.13(a) of the Guaranty shall be amended by deleting it in its entirety and replacing it with the following:

            (a) The Guarantor will not directly or indirectly purchase, acquire, redeem or retire any shares of its capital stock at any time outstanding or set aside funds for any such purpose, except that, from and after the Amendment Closing Date, so long as no Event of Default or violation of Section 9.14 shall have occurred or will result after giving effect to such purchase, acquisition, redemption or retirement, the Guarantor may purchase, acquire, redeem or retire shares of its outstanding capital stock in an aggregate amount not to exceed Fifteen Million Dollars ($15,000,000) in any yearly period measured by the anniversary dates of the Original Closing Date of the Agreement.

         6. AMENDMENT TO SECTION 9.13(c) OF THE GUARANTY. Section 9.13(c) of the Guaranty shall be amended by deleting it in its entirety and replacing it with the following:

            (c) The Guarantor will not directly or indirectly declare or pay any Dividends, except that, from and after the Amendment Closing Date, so long as no Event of Default shall have occurred and be continuing hereunder and no Event of Default shall have occurred and be continuing under the Agreement, Guarantor may pay Dividends in aggregate amounts not exceeding Fifteen Million Dollars ($15,000,000), including any amounts paid as permitted by Section 9.13(a), in any yearly period measured by the anniversary dates of the Original Closing Date of the Agreement.

         7. AMENDMENT TO SECTION 9.14(a) OF THE GUARANTY. Section 9.14(a) of the Guaranty shall be amended by deleting it in its entirety and replacing it with the following:

            (a) The Guarantor will not permit the Cash Flow Coverage Ratio (i) for any fiscal year to be less than 1.90:1.00 and (ii) subject to subsection (i) hereof, for any four (4) consecutive quarters to be less than 1.65:1.00

         8. AMENDMENT TO SECTION 9.15 OF THE GUARANTY. Section 9.15 of the Guaranty shall be amended by deleting it in its entirety and replacing it with the following:

            9.15 CONSOLIDATED GAAP SHAREHOLDERS' EQUITY. The Guarantor will not permit at any time, the Consolidated GAAP Shareholders' Equity to be less than (a) on the Amendment Closing Date, Three Hundred Thirty Five Million Dollars ($335,000,000), (b) on each Fiscal Quarterly Date thereafter (other than a January 31 Fiscal Quarterly Date), the sum of (i) the computed minimum Consolidated GAAP Shareholders' Equity for the immediately preceding January 31 Fiscal Quarterly Date as calculated pursuant to subsection (c) below, PLUS (ii) one hundred percent (100%) of the cash proceeds from any sale or issuance of equity, PLUS (iii) twenty-five percent (25%) of the Guarantor's consolidated GAAP net income for the year-to-date period ended on such Fiscal Quarterly Date, PLUS (iv) Fifteen Million Dollars ($15,000,000) and (c) on each January 31 Fiscal Quarterly Date, the sum of (i) the computed minimum Consolidated GAAP Shareholders' Equity for the immediately preceding January 31 Fiscal Quarterly Date, PLUS (ii) one hundred percent (100%) of the cash proceeds from any sale or issuance of equity, PLUS (iii) fifty percent (50%) of the Guarantor's consolidated GAAP net income for the fiscal year then ended, PLUS (iv) Fifteen Million Dollars. As a model of this calculation, and in order to clarify this Section 9.15, the minimum Consolidated GAAP Shareholders' Equity calculation as of January 31, 2000, which evidences a consolidated GAAP Shareholders' Equity requirement of $323,000,000, is attached hereto as Exhibit "A".

         9. AMENDMENT TO SECTION 9.19 OF THE GUARANTY. Section 9.19 of the Guaranty shall be amended by deleting the second paragraph contained therein in its entirety and replacing it with the following:

            Notwithstanding the foregoing clauses of this Section 9.19, (i) with respect to construction projects which are constructed in multiple phases and/or stabilized properties, Guarantor shall be permitted to cross-default and/or cross-collateralize any indebtedness permitted under this Guaranty, but only if the phases to be cross-collateralized and/or cross-defaulted consist of a single identifiable project; and (ii) in the event of a completion guaranty of a construction loan, Guarantor shall be permitted to (a) cross-default any indebtedness with respect to construction loans permitted under this Guaranty with this Guaranty or the Debt or (b) agree to a financial covenant solely with respect to the Guarantor's net worth, but only if (i) the indebtedness related to such completion guaranty is in excess of Seventy Five Million Dollars ($75,000,000), (ii) the indebtedness related to such completion guaranty has a maturity of greater than two (2) years, not including extensions, (iii) such net worth financial covenant is calculated in substantially the same manner as the covenant set forth in Section 9.15 of this Guaranty and requires a net worth for the Guarantor of not more than One Hundred Million Dollars ($100,000,000) and (iv) the aggregate of all indebtedness subject to such completion guaranties shall not exceed Four Hundred Million Dollars ($400,000,000), exclusive of the indebtedness incurred in connection with the projects set forth on Schedule 9.19 to this Guaranty; PROVIDED, FURTHER, that the completion guaranty and any other relevant documents relating to such construction loan must provide that if the construction project is performing (i.e. construction is on schedule and/or budget) and otherwise the construction loan is not in default (after any required notice and the lapse of any applicable cure period), an Event of Default under this Guaranty shall not permit the construction lender to call upon its completion guaranty to fund construction costs. In order for a construction lender to call a default due to an Event of Default under this Guaranty, the Banks must have provided a written notice of the Event of Default to the Guarantor and all applicable cure periods shall have lapsed without remedy.

         10. REPRESENTATIONS AND WARRANTIES. The Guarantor represents and warrants to the Agents and each of the Banks as follows:

             (a) INCORPORATION OF REPRESENTATIONS AND WARRANTIES. Each and every representation and warranty made by the Guarantor in Section 7 of the Guaranty is incorporated herein as if fully rewritten herein at length and is true, correct and complete as of the date hereof and no Event of Default or Possible Default exists on such date;

             (b) REQUISITE AUTHORITY. The Guarantor has all requisite power and authority to execute and deliver and to perform its obligations in respect of this First Amendment to Guaranty and each and every other agreement, certificate, or document required to be delivered as a condition precedent to this First Amendment to Guaranty or to the First Amendment to Amended and Restated Credit Agreement;

             (c) DUE AUTHORIZATION; VALIDITY. The Guarantor has taken all necessary action to authorize the execution, delivery, and performance by it of this First Amendment to Guaranty and every other instrument, document, and certificate relating thereto. This First Amendment to Guaranty has been duly executed and delivered by the Guarantor and is the legal, valid, and binding obligation of the Guarantor enforceable against it in accordance with its terms; and

             (d) NO CONSENT. No consent, approval, or authorization of, or registration with, any governmental authority or other Person is required in connection with the execution, delivery, and performance of this First Amendment to Guaranty and the transactions contemplated hereby.

             (e) SCHEDULE 9.9. Schedule 9.9 attached hereto is true and correct in all material respects and sets forth a complete and accurate listing of all properties as to which a pledge of stock or other ownership interest has been provided by a Restricted Company to a lender.

         11. NO WAIVER. Except as otherwise expressly provided herein, the acceptance, execution, and/or delivery of this First Amendment to Guaranty by the Agents and the Banks shall not constitute a waiver or release of any obligation or liability of the Guarantor under the Guaranty as in effect prior to the effectiveness of this First Amendment to Guaranty or as amended hereby or waive or release any Event of Default or Possible Default existing at any time.

12. CONDITIONS TO CLOSING. Except as otherwise expressly provided in this First Amendment to Guaranty, prior to or concurrently with the execution and delivery of this First Amendment to Guaranty, and as conditions precedent to the effectiveness of the amendments to the Guaranty provided for herein, the Agents and the Banks and their respective counsel shall have received such opinions of counsel to the Guarantor, certified copies of resolutions of the Board of Directors of the Guarantor, and such other documents as shall be required by the Agents, the Banks, or their respective counsel to evidence and confirm the due authorization, execution, and delivery of this First Amendment to Guaranty, all in form and substance satisfactory to the Agents and the Banks and their respective counsel; all conditions to the First Amendment to Amended and Restated Credit Agreement shall have been satisfied; and all costs, fees, and expenses required by the First Amendment to Amended and Restated Credit Agreement to have been paid by the Borrower in connection with the First Amendment to Amended and Restated Credit Agreement and/or this First Amendment to Guaranty shall have been paid.

13. CONFIRMATION OF GUARANTY. The Guarantor hereby confirms that the Guaranty is in full force and effect on the date hereof and that, upon the amendments herein provided becoming effective, the Guaranty will continue in full force and effect in accordance with its terms, as hereby amended.

                                      * * *

         IN WITNESS WHEREOF, the parties hereto, each by an officer thereunto duly authorized, have caused this First Amendment to Amended and Restated Guaranty of Payment of Debt to be executed and delivered as of the date first above written.

                                      FOREST CITY ENTERPRISES, INC.

                                      BY:  Thomas G. Smith
                                          TITLE:  Senior Vice President


                                      KEYBANK NATIONAL ASSOCIATION,
                                      Individually and as Administrative Agent

                                      BY:  Scott Childs
                                          TITLE:  Assistant Vice President


                                      NATIONAL CITY BANK, Individually and as
                                      Syndication Agent

                                      BY:  Anthony J. DiMare
                                          TITLE:  Senior Vice President


                                      THE HUNTINGTON NATIONAL BANK

                                      BY:  M.W. Stachur
                                          TITLE: Vice President


                                      FIRST MERIT BANK

                                      BY:  John F. Neumann
                                          TITLE:  Senior Vice President


                                      COMERICA BANK

                                      BY:  Charles L. Weddell
                                          TITLE: Vice President


                                        (Signatures continued on next page.)

                   (Signatures continued from previous page.)



                                      CREDIT LYONNAIS, NEW YORK BRANCH

                                      BY:  Greg Nuber
                                          TITLE: Vice President


                                      FIRSTAR BANK NATIONAL ASSOCIATION

                                      BY:  Samuel J. Russo
                                          TITLE: Vice President


                                      MANUFACTURERS AND TRADERS
                                      TRUST COMPANY

                                      BY:  Kevin B. Quinn
                                          TITLE:  Assistant Vice President


                                      U.S. BANK NATIONAL ASSOCIATION

                                      BY:  Thomas Schroeder
                                          TITLE: Vice President


                                      LASALLE BANK N.A.

                                      BY:  David Patchin
                                          TITLE:  Senior Vice President

                                        SCHEDULE 9.19


                               Excluded Properties
                               -------------------


          Property to be known as the Emporium located in San Francisco, California


          New York Times Building in Manhattan